
<ARTICLE> 5
<LEGEND>
THIS SCHEDULE CONTAINS SUMMARY INFORMATION EXTRACTED FROM INTEL CORPORATION'S
CONSOLIDATED CONDENSED STATEMENTS OF INCOME AND CONSOLIDATED CONDENSED BALANCE
SHEETS AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO SUCH FINANCIAL
STATEMENTS.
</LEGEND>
<RESTATED>
<MULTIPLIER> 1,000,000

<PERIOD-TYPE>                   9-MOS                   6-MOS                   3-MOS
<FISCAL-YEAR-END>                          DEC-26-1998             DEC-26-1998             DEC-26-1998
<PERIOD-END>                               SEP-26-1998             JUN-27-1998             MAR-28-1998
<CASH>                                            2900                    1887                    5073
<SECURITIES>                                      5787                    5811                    5536
<RECEIVABLES>                                     3636<F2>                3126<F2>                3092<F2>
<ALLOWANCES>                                         0                       0                       0
<INVENTORY>                                       1578                    1703                    1821
<CURRENT-ASSETS>                                 14713                   13368                   16272
<PP&E>                                           20748                   20303                   19013
<DEPRECIATION>                                    8885                    8300                    7876
<TOTAL-ASSETS>                                   29388                   28418                   30229
<CURRENT-LIABILITIES>                             5256                    4254                    5854
<BONDS>                                            583                     472                     441
<PREFERRED-MANDATORY>                              588<F3>                 711<F3>                1185<F3>
<PREFERRED>                                          0                       0                       0
<COMMON>                                          4775                    4853                    4955
<OTHER-SE>                                       17024                   16880                   16630
<TOTAL-LIABILITY-AND-EQUITY>                     29388                   28418                   30229
<SALES>                                          18659                   11928                    6001
<TOTAL-REVENUES>                                 18659                   11928                    6001
<CGS>                                             8928                    5752                    2740
<TOTAL-COSTS>                                     8928                    5752                    2740
<OTHER-EXPENSES>                                  2040<F1>                1407<F1>                 769<F1>
<LOSS-PROVISION>                                     0                       0                       0
<INTEREST-EXPENSE>                                  23                      15                       7
<INCOME-PRETAX>                                   6057                    3731                    1981
<INCOME-TAX>                                      2053                    1286                     708
<INCOME-CONTINUING>                               4004                    2445                    1273
<DISCONTINUED>                                       0                       0                       0
<EXTRAORDINARY>                                      0                       0                       0
<CHANGES>                                            0                       0                       0
<NET-INCOME>                                      4004                    2445                    1273
<EPS-BASIC>                                       1.20                     .73                     .39
<EPS-DILUTED>                                     1.13                     .69                     .36

<F1>Item consists of research and development, including purchased in-process research and development, and amortization of goodwill and other acquisition-related intangibles. This amortization has been reclassified from cost of sales. This reclassification is a restatement of amounts previously reported.
<F2>Item shown net of allowance, consistent with that balance sheet presentation.
<F3>Item consists of put warrants.

